Exhibit 15.3
[Grant Thornton Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 19, 2009, with respect to the consolidated financial statements included in this Form 20-F for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File No. 333-114752, effective April 23, 2004 and File No. 333-124893, effective May 13, 2005).

/s/ Grant Thornton Grant Thornton
Hong Kong, SAR
June 29, 2010